AMENDMENT NO. 3 TO NOTE PURCHASE AGREEMENT

        This Amendment No. 3 to Note Purchase Agreement (this "Amendment"), dated as of April 14, 1998, by and among SOUTHLAND CONTAINER PACKAGING CORP., a Texas corporation (as successor by merger to SHC Acquisition Corp., a Florida corporation, and formerly called Southland Holding Company, herein the "Company"), JOTAN, INC., a Florida corporation ("Parent"), RICE PARTNERS II, L.P., a Delaware limited partnership ("Rice"), F-SOUTHLAND, L.L.C., a North Carolina limited liability company ("F-Southland"), and FF-SOUTHLAND, L.P., a Delaware limited partnership ("FF-Southland") (F-Southland and FF-Southland are individually or collectively, as the context requires, referred to herein as "Southland Purchasers") (Rice and Southland Purchasers are individually or collectively, as the context requires, referred to herein as the "Purchaser").

                                    RECITALS

        A. The Company, Parent, Rice and the Southland Purchasers have entered into that certain Note Purchase Agreement, dated as of February 28, 1997, as the same has been amended by that certain Amendment No. 1 dated as of August 19, 1997 and Amendment No. 2 dated as of November 6, 1997 (the "Original Agreement" and, as amended hereby, the "Note Agreement").

        B. SHC Acquisition Corp. has merged with and into Southland Holding Company, with Southland Holding Company surviving and assuming all the obligations of SHC Acquisition Corp. under the Original Agreement. On July 31, 1997, all of the subsidiaries of Southland Holding Company and Atlantic Bag & Paper Company, a Subsidiary of Parent, merged with and into Southland Holding Company (which concurrently changed its name to Southland Container Packaging Corp.), with the result that the Company, as of July 31, 1997, had no Subsidiaries.

        C. The Company has advised the Purchaser, the Senior Lender and the Senior Agent that certain defaults have occurred under the Original Agreement and under the Senior Loan Agreement.

        D. The Company and Parent have requested that the Senior Lender (1) make certain amendments to the Senior Loan Agreement (as the same has been amended by that certain letter amendment dated April 30, 1997, that certain Second Amendment to Credit Agreement dated as of June 20, 1997, that certain Third Amendment to Credit Agreement dated as of August 19, 1997 and that certain Fourth Amendment to Credit Agreement, dated as of November 6, 1997), pursuant to the Fifth Amendment to Credit Agreement among the Company, Parent, Senior Agent and the Senior Lender, which Purchaser has reviewed and approved (the "Senior Loan Amendment"), and (2) waive all defaults under the Senior Loan Agreement, and Senior Lender is willing to do so subject to the terms and conditions set forth in the Senior Loan Amendment.

        E. The Company has requested that the Purchaser make (1) certain amendments to the Original Agreement, (2) waive all defaults under the Original Agreement and (3) consent to the subordination of the indebtedness of the Company to the Purchasers under the Original Agreement to $1,250,000 of "Priority Senior Subordinated Notes" to be purchased by Rice under that certain Priority Note Purchase Agreement, dated as of April 14, 1998 (the "Priority Note Agreement") among Rice, the Company and Parent (such subordination to be as provided in the Senior Subordination Agreement, as amended, and this Amendment.

        F. The Purchaser is willing to take the actions described in Recital E above subject to the terms and conditions set forth herein.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

   1. DEFINITIONS. All capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Note Agreement. Unless otherwise specified, all section references herein refer to sections of the Original Agreement.

   2.   AMENDMENTS.  The Original Agreement is hereby amended as follows:

        2.1  Amendment to Section 2.1.     Sections 2.1(a) and (b) are hereby
   amended by deleting them in their entirety and substituting the following in lieu thereof:

             (a) Principal, including the capitalized PIK Interest evidenced by the PIK Notes, shall be due and payable in full on the Termination Date.

             (b) Interest shall be due and payable (i) on May 30, 1998 (for the period from and including the Closing Date to but excluding May 30, 1998), (ii) and thereafter quarterly in arrears on the last Business Day of each February, May, August and November, commencing August 31, 1998 and (iii) on the Termination Date; provided, however, that with respect to interest payable pursuant to clauses (i) and
        (ii), the Company shall satisfy its obligation to pay interest in cash on such dates by the issuance to the Purchaser of one or more Senior Subordinated Notes substantially in the form of Exhibit A-2 to this Amendment (each a "PIK Note") evidencing the Company's obligation to pay such accrued interest (the "PIK Interest") which shall be due and payable in accordance with 2.1(a) above. Each such PIK Note shall be in an amount equal to the interest due on such respective date and shall constitute the capitalization of the PIK Interest evidenced thereby. The Company shall have no obligation to pay PIK Interest due on such dates in cash. Each Purchaser acknowledges that the PIK Notes delivered pursuant to this Section 2.1(b) are "Junior Subordinate Loan Documents" and the Obligations evidenced thereby are "Subordinate Debt" as both such terms are defined in the Senior Subordination Agreement. The PIK Notes shall bear interest at a fixed rate of 12.5% per annum; provided, however, that upon the occurrence of a Potential Default under Section 8.1 hereof or any Event of Default, and during the continuation thereof, the unpaid principal amount of the PIK Notes shall bear interest at a rate of 15.5% per annum. All accrued interest on the PIK Notes shall be due and payable on the Termination Date.

        2.2 Amendments to Section 2.2 and Section 2.3. Sections 2.2 and 2.3 are hereby amended by deleting them in their entirety and substituting the following in lieu thereof:

             2.2 Optional Prepayments. Upon payment in full of the Senior Debt and the termination of all commitments of the Senior Lender with respect thereto, at the Company's option, upon notice given as provided below, the Company may, at any time and from time to time, prepay all or any part of the principal of the Senior Subordinated Notes, by payment to the Holders (ratably based on the stated principal amount of each such Purchaser's Senior Subordinated Note) of the principal amount to be prepaid, plus (a) any accrued and unpaid interest on the principal amount so prepaid, plus (b) any expenses and/or damages for which Purchase may be entitled to receive payment or reimbursement hereunder or, if the Senior Subordinated Notes are being prepaid in full, the aggregate amount of all other Senior Subordinated Obligations, plus (c) a premium equal to the percentage of the principal amount so prepaid which is applicable in accordance with the following table based on the date on which such prepayment is made (a "Prepayment Fee"):

               Prepayment Date                                Premium

               Closing Date through February 28, 1998         12.50%
               March 1, 1998 through February 28, 1999        10.71%
               March 1, 1999 through February 29, 2000         8.92%
               March 1, 2000 through February 28, 2001         7.14%
               March 1, 2001 through February 28, 2002         5.36%
               March 1, 2002 and thereafter                    0.00%

        Each partial prepayment under this Section 2.2 shall be in a principal amount of not less than $250,000 or, if greater than $250,000, then in integral multiples of $100,000. Each prepayment under this Section 2.2 shall be applied first to any expenses or costs to which Purchaser may be entitled, second to accrued and unpaid interest on the principal amount so prepaid, third to any applicable Prepayment Fee, fourth to installments of principal in the inverse order of their maturities, and fifth to any damages to which Purchaser may be entitled. The amount of any such prepayment may not be reborrowed by the Company. The Company shall give notice of any optional prepayment to each Purchaser not less than fifteen (15) days nor more than sixty (60) days before the date for prepayment, specifying in each such notice the date upon which such prepayment is to be made and the principal amount (together with accrued and unpaid interest, if any, thereon and any applicable Prepayment Fee) to be prepaid on such date. Notice of prepayment having been so given, the applicable prepayment amount shall become due and payable on the specified prepayment date. The Company shall have no right to prepay the Senior Subordinated Notes except as provided in this Section 2.2 or in Section 2.3.

             2.3  Mandatory Prepayments.  Any prepayment under this
        Section 2.3 shall be applied first to any expenses to which any Purchaser may be entitled, second to accrued interest (including accrued interest on the PIK Notes), third to any applicable Prepayment Fee, fourth to principal installments in the inverse order of their maturities (including capitalized PIK Interest evidenced by the PIK Notes), and fifth to any damages to which any Purchaser may be entitled. The amount of any such mandatory prepayment may not be reborrowed by the Company. The Company shall make mandatory prepayments to the Holders on a pro rata basis of the original principal amount of each such Holder's Senior Subordinated Note in each of the following circumstances:

                  (a) If during any fiscal year after the Senior Debt is paid in full and after all commitments of the Senior Lender with respect thereto have been terminated, Parent or any of its Subsidiaries (including without limitation the Company) shall sell or otherwise dispose of (other than as permitted by Section 6.8 or Section 7.3) any property or properties in excess of five percent (5%) of its total assets (including as a result of a Casualty Event (to the extent the net cash proceeds therefrom are not subsequently applied or committed to apply toward replacement, restoration, rebuilding or repair of the damaged property within ninety (90) days after the receipt of such net cash proceeds)), then the Company shall prepay the Senior Subordinated Notes in an amount equal to the lesser of
             (i) the aggregate net cash proceeds of such sale or other disposition (minus the cost of any replacement assets or properties purchased within ninety (90) days either before or after such sale) or (ii) the aggregate amount of all Senior Subordinated Obligations (including any applicable Prepayment
             Fee), such prepayment and premium to be made within ten (10) Business Days of receipt of such net proceeds.

                  (b) In the event of any sale or other disposition of all or substantially all of the stock or assets of Parent or any of its Subsidiaries (including without limitation the Company) in a single transaction or series of transactions or a Casualty Event (to the extent not subsequently applied or committed to apply toward replacement, restoration, rebuilding or repair of the damaged property within 90 days after the receipt of such net cash proceeds), the Company shall, after the Senior Debt has been paid in full and after all commitments of the Senior Lender with respect thereto have been terminated, prepay the Senior Subordinated Notes in an amount equal to the lesser of (i) the aggregate net cash proceeds of such sale or other disposition (minus the cost of any replacement assets or properties purchased within ninety (90) days either before or after such sale) or (ii) the aggregate amount of all Senior Subordinated Obligations (including any applicable Prepayment Fee), such prepayment to be made within ten (10) Business Days of receipt of such net proceeds.

        2.3 Amendment to Section 6.1(a). The last sentence of Section 6.1(a) is hereby amended by deleting such last sentence in its entirety and substituting the following in lieu thereof:

             The annual audit report required hereby shall not be qualified or limited because of restricted or limited examination by the accountant of any material portion of any of the records of the Company.

        2.4  Amendment to Section 6.20.  Sections 6.20(a), (b), (c), (d) and
   (e) are each hereby amended as follows:

             (a) Section 6.20(a), (b) and (e) are hereby deleted in their entirety, and the capitalized terms, if any, used exclusively in such sections shall likewise be deemed deleted.

             (b) Section 6.20(c) is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

                  (c) Fixed Charge Coverage. Parent shall not permit the ratio of Operating Cash Flow to Fixed Charges computed on the basis of the Operating Cash Flow and Fixed Charges for the twelve (12) month period ending on the last day of each month (beginning with the month ending January 31, 1999) to be less than the ratio of 0.9:1.

        (c) Section 6.20(d) is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

                  (d) EBITDA. Parent shall not permit EBITDA for the nine (9) month period ending September 30, 1998 to be less than $2,009,000; and for the twelve (12) month period ending December 31, 1998, to be less than $2,825,000:

        2.5. Amendment to Section 7.9. Section 7.9 is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

        7.9 Capital Expenditure Limits. Parent and the Company shall not make or incur Capital Expenditures during the 1998 Fiscal Year in excess of the aggregate amount of $400,000. In calculating compliance with this Section 7.9, the aggregate amount of all payments due under a Capital Lease for the entire term thereof (excluding, however, the interest portion of capitalized lease payments) shall be considered expended in full on the date that the Capital Lease is entered into.

        2.6. Amendment to Article IX. Subordination. Article IX is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

        IX.  SUBORDINATION

             Notwithstanding any provision in this Agreement to the

        contrary, the Indebtedness evidenced by the Senior Subordinated Notes shall be subordinate to the Senior Debt, and any Purchaser's rights and remedies hereunder shall be subordinate to the rights and remedies of the Senior Lender, all in accordance with the terms of the Senior Subordination Agreement. Nothing contained in this Article IX or elsewhere in this Agreement, in the Senior Subordinated Notes or the Senior Subordination Agreement is intended to or shall impair, as between the Company and Purchaser, the obligations of the Company, which are absolute and unconditional, to pay to Purchaser the principal of, Prepayment Fee (if any) and interest on the Senior Subordinated Notes and all other Senior Subordinated Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of Purchaser and creditors of the Company other than the holders of the Senior Debt.

        2.7. Amendment to Section 11.1; Amendment and Restatement of Certain Definitions. The following definitions appearing in Section 11.1 are hereby amended and restated in their entirety to read as follows:

        "EBITDA" means, for any period and any Person, the total of the following each calculated without duplication for such Person on a consolidated basis for such period: (a) Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes included in determining Net Income; plus (c) interest expense deducted in determining Net Income; plus (d) amortization and depreciation expense deducted in determining Net Income; plus (e) other noncash charges deducted in determining consolidated net income and not already deducted in accordance with clause (d) above or clauses (b) and (c) of the definition of Net Income; plus (f) all restructuring expenses, litigation or arbitration costs related to recovery of proceeds of the Golden State Litigation or the Selling Shareholder Arbitration, contingency allocations and other non-recurring non-operating expenses, but, in each case, only to the extent such amounts were deducted in calculating Net Income.

        "Fixed Charges" means, for any period, the total of the following for Parent and the Company calculated on a consolidated basis without duplication for such period: (A) cash interest expense; plus (B) cash federal and state income taxes paid; plus (C) scheduled amortization of Indebtedness paid or payable (excluding, to the extent included, nonpermanent principal repayments under the Revolving Loans (as defined in the Senior Loan Agreement) and scheduled principal payments with respect to the unsecured promissory notes issued to trade creditors and the Company's auditors).

        "Operating Cash Flow" means, for any period, the total of the following for Parent and the Company calculated on a consolidated basis without duplication for such period: (a) EBITDA; minus (b) all Capital Expenditures which are not financed with Indebtedness of the Company as permitted by Section 12.1(f) of the Senior Loan Agreement but including Capital Expenditures financed with proceeds of the Revolving Loans (as defined in the Senior Loan Agreement).

        "Senior Loan Agreement" means the Credit Agreement by and among Parent, the Company, the Senior Agent and the Senior Lender, dated as of the February 28, 1997, as amended by that certain letter amendment dated April 30, 1997, that certain Second Amendment to Credit Agreement dated as of June 20, 1997, that certain Third Amendment to Credit Agreement dated as of August 20, 1997, that certain Fourth Amendment to Credit Agreement dated as of November 6, 1997, and that certain Fifth Amendment to Credit Agreement dated as of April 14, 1998, and as further amended from time to time in accordance with the express provisions of the Senior Subordination Agreement, and all documents and instruments delivered pursuant thereto in connection with the loans and advances made thereunder.

        "Senior Loan Documents" means the Senior Loan Agreement and all amendments thereto, including the Senior Loan Amendment, the "Loan Documents" (as defined in the Senior Loan Agreement), and all agreements, documents and instruments executed in connection therewith or contemplated thereby, and all amendments to all the foregoing.

        "Senior Subordination Agreement" means that certain Senior Subordination Agreement of even date herewith executed by and among Parent, the Senior Agent and each Purchaser, as amended as of April 14, 1998, and as the same may be further amended, modified, extended or restated from time to time, including as amended by the amendment thereto dated as of April 14, 1998.

        2.8 New Definitions in Section 11.1. The following new definitions shall be added to Section 11.1 in alphabetical order:

        "Golden State Litigation" means any litigation commenced or claims asserted (whether now existing or hereafter arising) by the Parent, Company or any Subsidiary against Golden State Container, Inc. n/k/a Victory Packaging, Inc., David Rapson, Pete Dougherty, Fred Brown, Jeff Barber, Mason Shelby, Ron Sheldon, Dawn Berti, Mike O'Malley, George Miller, Cheryl Becker, Tomas Toro or any other former employees of Parent or Company or any of their respective successors and assigns.

        "Selling Shareholder Arbitration" means any arbitration, claim, demand or proceeding commenced by or against the Company and/or Parent (whether now existing or hereafter arising) and involving Lester G. Gegenheimer, John L. Sanders, Jr. or William P.
        Blincoe.

        "Senior Loan Amendment" means the Fifth Amendment to the Credit Agreement by and among Parent, the Company, the Senior Agent, and the Senior Lender dated as of April 14, 1998 and all documents and instruments delivered pursuant thereto or in connection therewith.

        2.9. Amendment to Section 12.5. Section 12.5 is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

        12.5 Assignment, Sale of Interest. Neither Parent nor the Company may sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including, without limitation, Parent's or the Company's rights, title, interests, remedies, powers and/or duties hereunder or thereunder. Parent and the Company hereby consent to Rice's participation, sale, assignment, transfer or other disposition (collectively, a "Transfer"), at any time or times hereafter at the Company's expense, of this Agreement, or the Other Agreements to which Parent or any Subsidiary is a party, or of any portion hereof or thereof, including, without limitation, Rice's rights, title, interests, remedies, powers and/or duties hereunder or thereunder; provided, however, that except in the case of an assignment of all of Purchaser's rights under this Agreement and the Priority Senior Subordinated Notes, the outstanding principal amount of the Priority Senior Subordinated Notes of the assigning Purchaser being assigned, pursuant to each assignment shall in no event be less than One Million Dollars ($1,000,000). In connection with any Transfer, Parent and the Company agree to cooperate fully with Rice and any potential Transferee. Such cooperation shall include, but is not limited to, cooperating with any audits or other due diligence investigation undertaken by any potential Transferee.

        2.10.     Amendment to Section 8.1.   Section 8.1 shall be amended by
   adding thereto the following subsection (l) and by deleting the word "or" at the end of Section 8.1(j):

             (l) an Event of Default shall occur and be continuing under the Priority Note Purchase Agreement.

        3. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by the Purchaser:

        3.1. Purchaser shall have received (a) this Amendment duly executed by the Company; (b) a certificate of each of the Secretary of the Company and of Parent in the forms of Exhibit A and Exhibit A-1 attached hereto, respectively (hereinafter collectively referred to as the "Company General Certificate"), certified by the Secretary of the Company or Parent, as appropriate, and acknowledging (i) that the Company's Board of Directors has adopted, approved, consented to and ratified resolutions which authorize the execution, delivery and performance by the Company of the Senior Loan Amendment, this Amendment and all Other Agreements to which the Company is or is to be a party, and (ii) the names of the officers of the Company authorized to sign the Senior Loan Amendment, this Amendment and each of the Other Agreements to which the Company is or is to be a party hereunder (including the certificates contemplated herein) together with specimen signatures of such officers; (c) an executed copy of the Senior Loan Amendment, or a certificate executed by the Chief Financial Officer of the Company certifying that the Senior Loan Amendment attached thereto is a true, correct and complete copy of the Senior Loan Amendment;
   (d) a written consent of the Senior Agent on behalf of the Senior Lender to the execution and delivery of this Amendment and all documents relating hereto; and (e) such additional documents, instruments and information as Purchaser or its legal counsel may request.

        3.2. The representations and warranties contained herein and in the Original Agreement and the Other Agreements, as amended hereby, shall be true and correct on and as of the date hereof, as if made on the date hereof.

        3.3. The Senior Loan Amendment shall have been duly executed and delivered by the parties thereto and shall be on terms and conditions satisfactory to Purchaser.

   4. RATIFICATIONS, REPRESENTATIONS AND WARRANTIES; CONSENT TO SENIOR LOAN AMENDMENT; COVENANT TO ISSUE PIK NOTES.

        4.1. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Original Agreement and the Other Agreements and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Original Agreement and the Other Agreements are ratified and confirmed and shall continue in full force and effect. The Company, Parent and Purchaser agree that the Original Agreement and the Other Agreements, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

        4.2. The Company hereby represents and warrants to Purchaser that (a) the execution, delivery and performance of this Amendment and any and all other agreements executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Company and will not violate the Articles of Incorporation or Bylaws of the Company; (b) the representations and warranties contained in Sections
   4.1 through 4.10 of the Priority Note Purchase Agreement (as if the reference to Purchase Documents therein refers to Purchase Documents as defined in the Note Agreement, as amended hereby) are true and correct on and as of the date hereof as though made on and as of such date; (c) no Potential Default or Event of Default under the Original Agreement, as amended hereby, has occurred and is continuing, unless such Potential Default or Event of Default has been specifically waived in writing by Purchaser; (d) the Company is in full compliance with all covenants and agreements contained in the Original Agreement, as amended hereby, and the Other Agreements, as amended; except if (i) the failure to comply has been disclosed to Purchaser in writing or (ii) Purchaser has actual knowledge thereof, and (e) the Company has not amended its Articles of Incorporation or its Bylaws since August 19, 1997, except for such amendments, if any, as are attached to the Company General Certificate. The foregoing representations and warranties shall survive the execution and delivery of this Amendment.

        4.3 Each Purchaser hereby represents that it is the holder of the Senior Subordinated Notes issued to it on February 28, 1997, and consents to the execution and delivery by the Company and Parent of the Senior Loan Amendment. This consent is expressly intended for the benefit of, and may be relied upon by, the Senior Lender and the Senior Agent for all purposes of the Loan Documents (as defined in the Senior Loan Agreement) including the Senior Subordination Agreement.

        4.4 Each of Parent and the Company hereby consents to the execution and delivery by the other of this Amendment and the First Amendment to Senior Subordination Agreement dated as of April 14, 1998, among Rice, the Southland Purchasers and the Senior Agent; and Parent hereby confirms its Parent Guaranty and the Company hereby confirms its Company Guaranty for all purposes, giving effect to this Amendment and the Senior Loan Amendment, the Priority Note Agreement, such First Amendment to the Senior Subordination Agreement; and the transactions contemplated hereby and thereby.

        4.5 The Southland Purchasers hereby represent and warrant that they have reviewed the provisions of, and consent to, the execution, delivery and performance of, the Priority Note Agreement and all "Other Agreements" (as defined therein) in connection therewith.

   5.   WAIVER.

        Subject to the terms and conditions contained in this Amendment, Purchaser hereby waives all Potential Defaults and Events of Default which have occurred and are continuing under the Original Agreement and agrees not to exercise any rights or remedies arising as a result thereof. The waiver specifically described in this Section 5 shall not constitute and shall not be deemed a waiver of any Potential Default or Event of Default arising after the effectiveness of this Amendment or a waiver of any rights or remedies arising as a result of such a Potential Default or Event of Default.

   6.   MISCELLANEOUS.

        6.1. Survival of Representations and Warranties. All representations and warranties made in the Original Agreement or any Other Agreement, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the Other Agreements, and no investigation by Purchaser or any closing shall affect the representations and warranties or the right of Purchaser to rely upon them.

        6.2. Reference to Original Agreement. Each of the Original Agreement and the Other Agreements, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Original Agreement, as amended hereby, are hereby amended so that any reference in the Original Agreement and such Other Agreements to the Original Agreement shall mean a reference to the Original Agreement as amended hereby.

        6.3. Expenses of Purchaser. As provided in the Original Agreement, the Company agrees to pay on demand all costs and expenses incurred by Purchaser in connection with the preparation, negotiation and execution of this Amendment and any other agreements executed pursuant hereto, including, without limitation, the reasonable costs and fees of Purchaser's legal counsel.

        6.4. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

        6.5. Successors and Assigns. This Amendment will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

        6.6. Headings. The headings of the sections and subsections of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

        6.7. Counterparts. This Amendment may be executed in any number of counterparts, which shall collectively constitute one agreement.

        6.8. Law Governing. ALL OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF. THE SENIOR SUBORDINATED NOTES SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE SPECIFIED THEREIN. EACH PURCHASER RETAINS ALL RIGHTS UNDER THE LAWS OF THE UNITED STATES OF AMERICA, INCLUDING THOSE RELATING TO THE CHARGING OF INTEREST.

        6.9 Waivers; Modification. NO PROVISION OF THIS AMENDMENT MAY BE WAIVED, AMENDED, CHANGED OR MODIFIED, OR THE DISCHARGE THEREOF
   ACKNOWLEDGED, ORALLY, BUT ONLY BY AN AGREEMENT IN WRITING SIGNED BY THE PARTY AGAINST WHOM THE ENFORCEMENT OF ANY WAIVER, CHANGE, MODIFICATION OR DISCHARGE IS SOUGHT.

        6.10 Waiver of Jury Trial. AFTER REVIEWING THIS SECTION 6.10 WITH ITS COUNSEL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PARENT, THE COMPANY AND EACH PURCHASER HEREBY KNOWINGLY, INTELLIGENTLY AND INTENTIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE SENIOR SUBORDINATED NOTES OR ANY DOCUMENTS ENTERED INTO IN CONNECTION THEREWITH OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF EACH PURCHASER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PURCHASER TO ENTER INTO THIS AGREEMENT.

        6.11. Final Agreement. THE ORIGINAL AGREEMENT, AS AMENDED HEREBY, AND THE OTHER AGREEMENTS REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE ORIGINAL AGREEMENT, AS AMENDED HEREBY, AND THE OTHER AGREEMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        6.12. Release. THE COMPANY HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE "SENIOR SUBORDINATED OBLIGATIONS" OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM PURCHASER. THE COMPANY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES PURCHASER, ITS PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE COMPANY MAY NOW OR HEREAFTER HAVE AGAINST PURCHASER, ITS PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM THE "SENIOR SUBORDINATED OBLIGATIONS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE ORIGINAL AGREEMENT OR OTHER AGREEMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, Parent, the Company and Purchaser have caused this Amendment to be executed and delivered as of the date first written.

                                      PARENT:

                                      JOTAN, INC.


                                      By:__________________________________
                                           Edward L. Lipscomb,
                                           Vice President and Chief Financial
                                            Officer

                                      Address for Notices for Parent and all
                                      Subsidiaries:

                                      118 West Adams Street
                                      Jacksonville, Florida  32202
                                      Attn:  Mr. Edward L. Lipscomb
                                      Facsimile:  (904) 353-0075


                                      COMPANY:

                                      SOUTHLAND CONTAINER
                                        PACKAGING CORP. (formerly known as
                                      Southland Holding Company and as
                                      successor by merger to SHC Acquisition
                                      Corp.)


                                      By:__________________________________
                                           Edward L. Lipscomb,
                                           Vice President and Chief Financial
                                           Officer

                                      118 West Adams Street
                                      Jacksonville, Florida  32202
                                      Attn:  Mr. Edward L. Lipscomb
                                      Facsimile:  (904) 353-0075



                                      PURCHASER:

                                      RICE PARTNERS II, L.P.

                                      By:  Rice Capital Group IV,
                                           L.P., Its general partner

                                           By:  RMC Fund Management,
                                                L P., Its general partner

                                                By:  Rice Mezzanine
                                                     Corporation, its
                                                     general partner

                                                By:________________________
                                                   Jeffrey P. Sangalis
                                                   Managing Director


                                      F-SOUTHLAND, L.L.C.

                                      By:  Franklin  Street/Fairview Capital,
                                           L.L.C., its manager


                                           By:_____________________________
                                                James D. Lumsden,
                                                Title:_____________________


                                      FF-SOUTHLAND, L.P.

                                      By:  FSFC Associates, L.P.,
                                           its general partner

                                           By:  Franklin Capital, L.L.C.,
                                                its general partner



                                                By:________________________
                                                     James D. Lumsden,
                                                     Title:________________

                                    EXHIBIT A

                       Form of Company General Certificate

                                 [See Attached]

                                   EXHIBIT A-1

                       Form of Parent General Certificate

                                 [See Attached]

                                  EXHIBIT A-2

                                Form of PIK Note

                                 [See Attached]

                                   EXHIBIT A-2

                        FORM OF SENIOR SUBORDINATED NOTE
                                    PIK NOTE
                                     [Rice]

   THE TRANSFER OF AND PAYMENTS REFERENCED HEREIN ARE RESTRICTED BY AND SUBJECT TO THE TERMS AND PROVISIONS OF A SENIOR SUBORDINATION AGREEMENT DATED AS OF FEBRUARY 28, 1997, AS AMENDED, BY AND AMONG BANQUE PARIBAS, A BANK ORGANIZED UNDER THE LAWS OF FRANCE ACTING THROUGH ITS HOUSTON AGENCY, AS AGENT FOR ITSELF AND THE OTHER SENIOR LENDERS, RICE PARTNERS II, L.P., A DELAWARE LIMITED PARTNERSHIP, F-SOUTHLAND, L.L.C., A NORTH CAROLINA LIMITED LIABILITY COMPANY AND FF-SOUTHLAND, L.P., A DELAWARE LIMITED PARTNERSHIP (AS SUCH AGREEMENT MAY BE FURTHER SUPPLEMENTED, MODIFIED, AMENDED OR RESTATED FROM TIME TO TIME, THE "SENIOR SUBORDINATION AGREEMENT"), A COPY OF WHICH IS ON FILE AT THE CHIEF EXECUTIVE OFFICES OF THE COMPANY.

   THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE
   SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS.


   $___________.00                                         __


        FOR VALUE RECEIVED, the undersigned corporation, Southland Container Packaging Corp., a Texas corporation (as successor by merger to SHC Acquisition Corp., a Florida corporation, and formerly called Southland Holding Company, herein the "Company"), hereby promises to pay to the order of Rice Partners II, L.P. ("Purchaser"), at its offices at 5847 San Felipe, Suite 4350, Houston, Texas 77057 (or at such other place as the holder may from time to time designate) the principal sum of _____________ DOLLARS ($______________.00) evidencing the accrued interest due for ______________ and _______________ under the Purchase Agreement (as defined below).


        This note is one of the Senior Subordinated Notes and a PIK Note referred to in the Note Purchase Agreement dated as of February 28, 1997, as amended, by and between the undersigned, Jotan, Inc., Purchaser, F-Southland, L.L.C. and FF-Southland, L.P. (the "Purchase Agreement"). Capitalized terms used in this note are defined in the Purchase Agreement, unless otherwise expressly stated herein. This note is entitled to the benefits of the Purchase Agreement and is subject to all of the agreements, terms and conditions contained therein, all of which are incorporated herein by this reference. This note is subject to the agreements, terms and conditions contained in the Senior Subordination Agreement (as defined in the above legend). This note may not be prepaid, in whole or in part, except in accordance with the terms and conditions set forth in the Purchase Agreement.

        The outstanding principal balance of this note consists solely of certain interest that is "payable in kind" in respect of the Senior Subordinated Note issued by the undersigned to Purchaser under the Purchase Agreement which shall be due and payable as provided in Section 2.1(a) of the Purchase Agreement. Interest on the principal amount of this note from time to time outstanding shall be due and payable as provided in Section 2.1(b) of the Purchase Agreement, at the annual rate of interest set forth in Section 1.1 of the Purchase Agreement (computed on the basis of the actual number of days elapsed over a 360-day year and compounded quarterly). In no event, however, shall interest exceed the maximum rate permitted by law.

        As provided in Section 8.2 of the Purchase Agreement, (a) upon the occurrence of an Event of Default under Section 8.1(f) of the Purchase Agreement, this note, and all amounts payable hereunder in accordance with the terms of the Purchase Agreement, shall immediately become due and payable, without notice of any kind, and (b) upon the occurrence of any other Event of Default under the Purchase Agreement, this note, and all amounts payable hereunder in accordance with the terms of the Purchase Agreement, shall, at the option of the holder, immediately become due and payable, without notice of any kind.

        THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF FLORIDA APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED THEREIN WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLES THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

        The undersigned expressly waives any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or notice of any other kind except as expressly provided in the Purchase Agreement.

              [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      COMPANY:

                                      SOUTHLAND CONTAINER
                                        PACKAGING  CORP.  (formerly known  as
                                      Southland   Holding   Company  and   as
                                      successor by merger to  SHC Acquisition
                                      Corp.)


                                      By:__________________________________
                                           Edward L. Lipscomb,
                                           Vice President and Chief Financial
                                           Officer


   STATE OF _______________           ]
                                      ]
   COUNTY OF __________________       ]

   This instrument was acknowledged before me on this ___ day of January, 1998 by Edward L. Lipscomb, Vice President and Chief Financial Officer of SOUTHLAND CONTAINER PACKAGING CORP. (formerly known as Southland Holding Company and as successor by merger to SHC Acquisition Corp.).



                                 _____________________________________
                                 Notary Public

                                 _____________________________________
                                 Printed Name


   My commission expires:
   _______________________



   (SEAL)